                                                                      EXHIBIT 21

                                MOVIE STAR, INC.

Company owns 100% of the voting securities of its subsidiary, which are included in the consolidated financial statements.

NAME OF SUBSIDIARY        OWNERSHIP   STATE OF INCORPORATION
------------------        ---------   ----------------------
Cinejour Lingerie, Inc.      100%             Canada